Coopers & Lybrand                                 Coopers & Lybrand L.L.P.

                                                  a professional services firm



                       Consent of Independent Accountants


To the Board of Directors of Scudder Mutual Funds, Inc.:

We consent to the inclusion in Post-Effective Amendment No. 9 to the Registration Statement of Scudder Gold Fund on Form N-1A, of our report dated August 16, 1996 on our audit of the financial statements and financial highlights of the Scudder Gold Fund, which reports are included in the Annual Report to Shareholders for the year ended June 30, 1996, which is incorporated by reference in the Registration Statement.

We also consent to the reference to our Firm under the caption, "Experts."



                                                     /s/Coopers & Lybrand L.L.P.
Boston, Massachusetts                                   Coopers & Lybrand L.L.P.
October 19, 1996









Coopers & Lybrand is a member of Coopers & Lybrand International, a limited liability association incorporated in Switzerland.